As filed with the Securities and Exchange Commission on January 6, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

US ECOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-2421185
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 S. Capitol Blvd., Suite 1000

Boise, ID 83702

(208) 331-8400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey R. Feeler

President and Chief Executive Officer

US Ecology, Inc.

101 S. Capitol Blvd., Suite 1000

Boise, ID 83702

(208) 331-8400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Stephen M. Leitzell, Esq.

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

(215) 994-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price (1)	Proposed Maximum Offering Price (1)	Amount of Registration Fee (1)
Common Stock, $0.01 par value per share	5,440,798	(2)(3)	$57.84	$314,695,756.32	$40,847.51

(1)               Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act based upon the average of the high and low sales prices of the registrant’s common stock on December 31, 2019 as reported on the Nasdaq Global Select Market.

(2)               Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares of common stock as may be issuable with respect to the shares being issued hereunder as a result of a stock split, stock dividend, capitalization or similar event.

(3)               All 5,440,798  shares of common stock are to be offered by the selling stockholders named herein, which shares of common stock were issued on November 1, 2019 to the selling stockholders in connection with the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated June 23, 2019, by and among the registrant, NRC Group Holdings Corp., US Ecology Holdings, Inc. (formerly known as US Ecology, Inc.), ECOL Merger Sub, Inc. and Rooster Merger Sub, Inc.

PROSPECTUS

US ECOLOGY, INC.

5,440,798  Shares of Common Stock Offered by the Selling Stockholders

This prospectus relates to up to 5,440,798  shares of our common stock, par value $0.01 per share, which may be offered for sale from time to time by the selling stockholders named in this prospectus or their permitted transferees (the “selling stockholders”). We are registering the offer and sale of these securities to satisfy registration rights we granted to the selling stockholders pursuant to that certain Registration Rights Agreement, dated as of June 23, 2019, by and among us, JFL-NRC-SES Partners, LLC, a Delaware limited liability company (“JFL Partners”), JFL-NRCG Holdings III, LLC, a Delaware limited liability company (“JFL-NRCG III”), JFL-NRCG Holdings IV, LLC, a Delaware limited liability company (“JFL-NRCG IV” and, together with JFL Partners and JFL-NRCG III, the “JFL Entities”) and US Ecology Holdings, Inc. (formerly known as US Ecology, Inc.) (“Predecessor US Ecology”) (the “Registration Rights Agreement”).

The selling stockholders may sell the shares covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution” beginning on page 4 of this prospectus. We are not selling any shares under this prospectus, and we will not receive any of the proceeds from such shares sold by the selling stockholders.

No underwriter or other person has been engaged to facilitate the sale of the shares of common stock in this offering. The selling stockholders may be deemed underwriters of the shares that they are offering pursuant to this prospectus. We will bear all costs, expenses and fees in connection with the registration of the shares.

Our common stock is listed on the Nasdaq Global Select Market System (“Nasdaq”) under the symbol “ECOL.” On December 31, 2019, the closing price of our common stock was $57.91.

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission before making any decision whether to invest in our common stock. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 6, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, the selling stockholders named in this prospectus or in one or more supplements to this prospectus may offer and sell from time to time the securities described in this prospectus in one or more offerings in amounts, at prices and on terms determined at the time of the offering. Each time the selling stockholders offer and sell securities under the registration statement of which this prospectus is a part, such selling stockholder will provide a copy of this prospectus and any applicable prospectus supplement, as required by law. Any applicable prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should reply on the prospectus supplement. Before making an investment decision, you should read carefully both this prospectus and any applicable prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Information Incorporated by Reference.”

The securities that may be resold from time to time hereunder consist of shares of common stock issued pursuant to the transactions contemplated by that certain Agreement and Plan of Merger, dated as of June 23, 2019 (the “Merger Agreement”), by and among us, Predecessor US Ecology, ECOL Merger Sub, Inc., NRC Group Holdings Corp. (“NRCG”), and Rooster Merger Sub, Inc. (“Rooster Merger Sub,” and such transactions contemplated thereby, the “Mergers”). In connection with the execution of the Merger Agreement, certain of the selling stockholders and Predecessor US Ecology entered into the Registration Rights Agreement.

The selling stockholders may offer and sell the securities directly to purchasers, through agents selected by the selling stockholders, or to or through broker-dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents or broker-dealers involved in the sale of the securities offered hereby. See “Plan of Distribution.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be read at the SEC website (www.sec.gov), as discussed below under the heading “Where You Can Find More Information.”

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized, and no selling stockholder has authorized, anyone to provide you with different or additional information. You should not assume that the information in this prospectus or any applicable supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents or the filing date of any document incorporated by reference, regardless of its time of delivery. We are not, nor is any selling stockholder, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

The terms “US Ecology, Inc.,” “US Ecology,” the “Company,” “our,” “us” and “we,” as used in this prospectus, refer to US Ecology, Inc. and its wholly-owned subsidiaries, unless we state otherwise or the context indicates otherwise.

US ECOLOGY, INC.

US Ecology, Inc. is a leading North American provider of environmental services to commercial and government entities. The Company addresses the complex waste management needs of its customers, offering treatment, disposal and recycling of hazardous, non-hazardous and radioactive waste, as well as a wide range of complementary field and industrial services. US Ecology’s comprehensive knowledge of the waste business, its collection of waste management facilities and focus on safety, environmental compliance, and customer service enables us to effectively meet the needs of our customers and to build long-lasting relationships.

We have fixed facilities and service centers operating in the United States, Canada and Mexico. Our fixed facilities include five Resource Conservation and Recovery Act of 1976, subtitle C, hazardous waste landfills and one low-level radioactive waste landfill located near Beatty, Nevada; Richland, Washington; Robstown, Texas; Grand View, Idaho; Detroit, Michigan and Blainville, Québec, Canada. These facilities generate revenue from fees charged to transport, recycle, treat and dispose of waste and to perform various field and industrial services for our customers.

Our principal executive offices are located at 101 S. Capitol Blvd, Suite 1000, Boise, Idaho 83702, and our telephone number at that location is (208) 331-8400.

FORWARD-LOOKING STATEMENTS

This registration statement on Form S-3 contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include words such as “may,” “could,” “would,”

“should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar expressions. These statements include, among others, statements regarding our financial and operating results, strategic objectives and means to achieve those objectives, the amount and timing of capital expenditures, repurchases of our stock under approved stock repurchase plans, the amount and timing of interest expense, the likelihood of our success in expanding our business, financing plans, budgets, working capital needs and sources of liquidity. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on management’s beliefs and assumptions, which in turn are based on currently available information. Important assumptions include, among others, those regarding demand for our services, expansion of service offerings geographically or through new or expanded service lines, the timing and cost of planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include an accident at one of our facilities, incidents resulting from the handling of dangerous substances, the loss or failure to renew significant contracts, competition in our markets, adverse economic conditions, our compliance with applicable laws and regulations, the realization of anticipated benefits from acquired operations, our ability to perform under required contracts, limitations on our available cash flow as a result of our indebtedness, liabilities arising from our participation in multi-employer pension plans, cyber security threats, unanticipated changes in tax rules and regulations, loss of key personnel, a deterioration in our labor relations or labor disputes, our ability to pay dividends or repurchase stock, anti-takeover regulations, stock market volatility, our access to insurance, surety bonds and other financial assurances, our litigation risk not covered by insurance, the replacement of non-recurring event projects, our ability to permit and contract for timely construction of new or expanded disposal space, renewals of our operating permits or lease agreements with regulatory bodies, our ability or the timing of reconstructing and receiving regulatory approvals for the reopening of the Grand View, Idaho treatment facility, the timing or amount of insurance recoveries associated with the reconstruction and business interruption losses for the Grand View, Idaho treatment facility, our access to cost-effective transportation services, lawsuits, our implementation of new technologies, fluctuations in foreign currency markets and foreign affairs.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance. Before you invest in our common stock, you should be aware that the occurrence of the events described in the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019 and in other reports we file with the SEC could harm our business, prospects, operating results, and financial condition.

Investors should also be aware that while we do, from time to time, communicate with securities analysts, it is against our policy to disclose to them any material non-public information or other confidential commercial information. Accordingly, stockholders should not assume that we agree with any statement or report issued by any analyst irrespective of the content of the statement or report. Furthermore, we have a policy against issuing or confirming financial forecasts or projections issued by others. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not the responsibility of US Ecology, Inc.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into this prospectus and any applicable prospectus supplement, together with all the other information contained in this prospectus and any applicable prospectus supplement or incorporated by reference into this prospectus and any applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in Predecessor US Ecology’s Annual Report on Form 10-K for the year ended December 31, 2018, our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019 and in subsequent filings, which are incorporated by reference into this prospectus and any applicable prospectus supplement. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any applicable prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the securities by the selling stockholders identified in this prospectus, their pledgees, donees, transferees or other successors in interest. The selling stockholders will receive all of the net proceeds from the sale of the securities. See “Selling Stockholders.”

SELLING STOCKHOLDERS

The registration statement of which this prospectus forms a part has been filed in order to permit the selling stockholders to resell to the public shares of our common stock they currently own or any common stock that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction involving these shares. We and the selling stockholders are parties to the Registration Rights Agreement, and under the terms of that agreement, we will pay all expenses of the registration of the securities, including SEC filing fees.

The selling stockholders may offer and sell any or all of the common stock that are the subject of this prospectus in the manner contemplated under the “Plan of Distribution” or as otherwise permitted by applicable law.

The table below sets forth certain information known to us, derived from a general statement of acquisition of beneficial ownership on Schedule 13G filed on November 12, 2019 with respect to the selling stockholders and other related entities. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” For purposes of the “Shares Beneficially Owned After Sale of All Shares Offered Hereby” columns in the table below, we have assumed that the selling stockholder will sell all of its shares of common stock covered by this prospectus. When we refer to the “selling stockholders” in this prospectus, we mean the entities listed in the table below, as well as their pledgees, donees, assignees, transferees, and successors in interest.

In the table below, the percentage of shares beneficially owned is based on 31,436,952 shares of our common stock outstanding as of December 31, 2019. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of the date of this prospectus are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Shares Beneficially Owned					Shares Beneficially Owned After Sale of All Shares Offered Hereby
Name of Beneficial Owner	Number		Percentage	Number Shares Registered Hereby	Number	Percentage
JFL-NRC-SES Partners, LLC	4,512,218	(1)	14.4%	4,512,218	0	0%
JFL-NRCG Holdings III, LLC	74,698	(2)	*	74,698	0	0%
JFL-NRCG Holdings IV, LLC	853,882	(3)	2.7%	853,882	0	0%

(1)

These securities are held by JFL Partners. JFL Partners may be deemed to be controlled by its sole members, JFL-NRC Partners, LLC (“JFL-NRC”) and JFL-SES Partners, LLC (“JFL-SES”). JFL-SES is controlled by JFL-SES Holdings, LLC (“JFL-SES Holdings”), which is controlled by its member JFL-SES (JA) Holdings, LLC, which is controlled by its sole member JFL-SES Int. (JA) Holdings, LLC (“JFL-SES Int.”), which is controlled by its member JFL AIV Investors III-JA, L.P. (“JFL AIV JA”). JFL-NRC is controlled by its member JFL-NRC (JA) Holdings, LLC, which is controlled by its sole member JFL-NRC Int. (JA) Holdings, LLC, which is controlled by its member JFL AIV JA. JFL AIV JA is controlled by its general partner, JFL GP Investors III, LLC (“Ultimate GP III”). Ultimate GP III is controlled by its managers Messrs. John F. Lehman, Louis N. Mintz, Stephen L. Brooks, and C. Alexander Harman.

(2)

These securities are held by JFL-NRCG III. JFL-NRCG III may be deemed to be controlled by its managing member, JFL-NRCG Annex Fund, LP (“Annex Fund”). Annex Fund is controlled by its general partner, Ultimate GP III. Ultimate GP III is controlled by its managers Messrs. John F. Lehman, Louis N. Mintz, Stephen L. Brooks, and C. Alexander Harman.

* Represents less than 1%.

(3)

These securities are held by JFL-NRCG IV. JFL-NRCG IV may be deemed to be controlled by its managing member, JFL Equity Investors IV, LP (“JFL Equity Investors IV”). JFL Equity Investors IV is controlled by its general partner, JFL GP Investors IV, LLC (“Ultimate GP IV”). Ultimate GP IV is controlled by its managers Messrs. John F. Lehman, Louis N. Mintz, Stephen L. Brooks, and C. Alexander Harman.

Material Relationships with the Selling Stockholders

This summary is subject to and is qualified by reference to the applicable documents incorporated herein. We urge you to read these documents in their entirety.

Registration Rights Agreement

In connection with the execution of the Merger Agreement, we entered into the Registration Rights Agreement. Under the Registration Rights Agreement, we agreed, as soon as reasonably practicable within 60 days after the Effective Time (as defined in the Merger Agreement), to file with the SEC a shelf registration statement under the Securities Act of 1933 (the “Securities Act”) on Form S-3 that covers all of the Registrable Securities (as defined in the Registration Rights Agreement) then held by the selling stockholders for a public offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act and to use reasonable best efforts to cause such shelf registration statement to become effective immediately or as promptly thereafter as practicable. Pursuant to the Registration Rights Agreement, we granted the selling stockholders certain demand and piggyback registration rights with respect to the Registrable Securities. Any demand registration or demand takedown directed by the selling stockholders pursuant to the Registration Rights Agreement will be an underwritten offering, and we will have discretion to select a managing underwriter or underwriters to administer the offering that is reasonably acceptable to the selling stockholders; provided, that the selling stockholders agreed in advance that BofA Securities, Inc. is an acceptable managing underwriter or underwriter to administer such underwritten offering.

Investor Agreement

In connection with the execution of the Merger Agreement, we entered into that certain Investor Agreement, dated as of the date of the Merger Agreement, with Predecessor US Ecology, the JFL Entities and, solely with respect to Section 4 thereof, NRCG (the “Investor Agreement”), pursuant to which each of the JFL Entities agreed, among other things, to (1) a standstill for a period lasting until the earlier of (a) 120 days after the closing date of the Mergers and (b) the date the JFL Entities cease to own any common stock and (2) lock-up restrictions for a period of 60 days from the closing of the Mergers with respect to 1/3 of the shares held by the JFL Entities at closing of the Mergers, 90 days from the closing of the Mergers with respect to 1/3 of the shares held by the JFL Entities at closing of the Mergers and 120 days from the closing of the Mergers with respect to 1/3 of the shares held by the JFL Entities immediately following closing of the Mergers.

In addition, pursuant to the Investor Agreement, JFL Partners irrevocably and unconditionally waived, effective immediately prior to the Effective Time, but subject to the consummation of the Mergers, any entitlement to any payment from NRCG pursuant to Section 5.18(b) of that certain Purchase Agreement, dated as of June 25, 2018, and amended on July 12, 2018 (the “2018 Purchase Agreement”), by and between JFL Partners and NRCG (formerly known as Hennessey Capital Acquisition Corp.). Section 5.18(b) of the 2018 Purchase Agreement contemplates the payment by NRCG to JFL Partners of up to $25.0 million upon the satisfaction of certain conditions set forth therein.

Support Agreement

Simultaneously with the execution of the Merger Agreement, we entered into that certain Support Agreement, dated as of the date of the Merger Agreement, with Predecessor US Ecology, Rooster Merger Sub and the JFL Entities (the “Support Agreement”). Pursuant to the Support Agreement, the JFL Entities agreed, among other things, to vote in favor of certain transactions contemplated by the Merger Agreement. The Support Agreement (and the obligations of the selling stockholders thereunder) terminated as of the closing of the transactions contemplated by the Merger Agreement.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time in one or more transactions on one or more exchanges, in the over-the-counter market or any other organized market where our common stock may be traded, sell any or all of their shares of common stock offered hereby through broker-dealers or agents, directly to one or more purchasers or through a combination of any such methods of sale. The selling stockholders may distribute the shares of common stock offered hereby from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to prevailing market prices at the time of sale or at privately negotiated prices. The selling stockholders may use any one or more of the following methods when selling the shares offered hereby:

(a) A sale to one or more underwriters for resale to the public or to institutional investors in one or more transactions;

(b) A block trade in which a selling stockholder will engage a broker-dealer as agent, who will then attempt to sell the common stock, or position and resell a portion of the block, as principal, in order to facilitate the transaction;

(c) Ordinary broker’s transactions and transactions in which the broker solicits purchasers;

(d) Privately negotiated transactions;

(e) In market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

(f) Through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

(g) Through the settlement of short sales (including short sales “against the box”), in each case subject to compliance with the Securities Act and other applicable securities laws;

(h) Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

(i) Broker-dealers may agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

(j) In distributions to employees, members, limited partners or stockholders of selling stockholders;

(k) By pledge to secure debts and other obligations;

(l) Through agents;

(m) In any combination of the above; and

(n) Any other method permitted by applicable law.

In addition to selling its common stock under this prospectus, a selling stockholder may, from time to time:

(a) Agree to indemnify any underwriter or broker-dealer against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act;

(b) Transfer its common stock in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;

(c) Sell its common stock under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145; or

(d) Sell its common stock by any other legally available means.

For any particular offering pursuant to the registration statement of which this prospectus is a part:

(a) An underwriter may allow, and dealers may reallow, concessions on sales to certain other dealers;

(b) If a selling stockholder notifies us of any material arrangement that it has entered into with an underwriter(s) or broker-dealer(s), we will, where applicable, execute an underwriting agreement with such underwriter(s) and file a supplemental prospectus, if required, pursuant to Rule 424(b) under the Securities Act. In that supplemental prospectus, we will disclose the name of each such selling stockholder, underwriter or participating broker-dealer, the number of shares involved, the price at which such shares were sold, the commissions paid or discounts or concessions allowed to such underwriter(s) or broker-dealer(s), where applicable, and any other facts material to the transaction;

(c) The selling stockholders and any broker-dealer involved in the sale or resale of the shares of our common stock may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts, profits or concessions may be deemed to be underwriters’ compensation under the Securities Act. If a selling stockholder qualifies as an “underwriter,” it will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act, which may include delivery through the facilities of Nasdaq pursuant to Rule 153 under the Securities Act. The maximum amount of any compensation to be received by any FINRA member will not be greater than an amount that is considered fair and reasonable for the sale of any securities being registered;

(d) In connection with sales of the shares of common stock offered hereby or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock offered hereby in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock offered hereby short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock offered hereby to broker-dealers that in turn may sell such shares. The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock offered hereby and owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock offered hereby in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

(e) We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, or the selling stockholders may be entitled to contribution. As permitted by applicable law, we may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from written information furnished to us by the selling stockholders specifically for use in the registration statement of which this prospectus forms a part, or we may be entitled to contribution; and

(f) We, our executive officers, our directors, and the other selling stockholders may agree, subject to certain exceptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any shares of our common stock or any securities convertible into or exchangeable for our common stock. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

In connection with offerings under this shelf registration and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions which stabilize or maintain the market price of our common stock at levels above those which might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the common stock for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the common stock or effect purchases of the common stock in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the common stock in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available on the web sites maintained by an underwriter, or selling group member, if any, participating in any particular offering and an underwriter participating in any particular offering may distribute prospectuses electronically. Any representatives may agree to allocate a number of shares to an underwriter and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by an underwriter and selling group members that will make internet distributions on the same bases as other allocations.

In order to comply with the securities laws of some states, if applicable, our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Subject to certain terms and conditions of the Registration Rights Agreement, we may restrict or suspend offers and sales or other dispositions of the shares of common stock under the registration statement of which this prospectus forms a part. In the event of such restriction or suspension, the selling stockholders will not be able to offer or sell or otherwise dispose of the shares of common stock under the registration statement.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock offered hereby will be freely tradable in the hands of persons other than our affiliates.

We have agreed to pay all fees and expenses incurred in connection with this registration pursuant to the Registration Rights Agreement; provided, however, that we will not be responsible for any legal fees or selling expenses for any selling stockholder, including any broker’s fees or commissions, if any. The aggregate proceeds to the selling stockholders from the sale of common stock offered by them hereby will be the purchase price of the common stock less discounts and commissions, if any. We will not receive any of the proceeds from this offering.

GENERAL DESCRIPTION OF THE COMMON STOCK THAT

THE SELLING STOCKHOLDERS MAY SELL

The following description is a general summary of the terms of the shares of our common stock. The description below and in any prospectus supplement does not include all of the terms of the shares of our common stock and should be read together with our Amended and Restated Certificate of Incorporation, as amended from time to time (the “Amended Charter”), and our Amended and Restated Bylaws (the “Amended Bylaws”), copies of which have been filed previously with the SEC. For more information on how you can obtain copies of our Amended Charter and Amended Bylaws, see “Where You Can Find More Information.”

Common Stock

General

Under the Amended Charter, we have the authority to issue 75,000,000 shares of common stock, par value $0.01 per share. Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock. The rights, preferences and privileges of our holders of common stock are subject to the rights, preferences and privileges of the holders of shares of any series of preferred stock that we have issued or may issue in the future.

Voting Rights

The holders of our common stock are entitled to one vote per share on any matter to be voted upon by our stockholders; provided, however, that holders of shares of our common stock have cumulative voting in connection with the election of directors, which means that holders are entitled to as many votes as shall equal the number of votes which (except for this provision on cumulative voting) such holder is entitled to cast for the election of directors with respect to such holder’s shares of stock multiplied by the number of directors to be elected by such holder, and such holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such holder may see fit.

Dividends

The holders of our common stock are entitled to receive dividends, if any, when, as and if declared by our board of directors out of funds legally available for payment.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of shares of our common stock are entitled to share ratably in all assets remaining after the payment of creditors.

Preemptive Rights

Holders of our common stock will not have preemptive, conversion, redemption or sinking fund rights.

Transfer Restrictions

Our Amended Charter contains transfer restrictions to ensure compliance with the U.S. citizen ownership requirements of the U.S. coastwise trade laws, which are principally contained in 46 U.S.C. Chapters 121, 505 and 551 and the related regulations (collectively, the “Jones Act”), as described below under the heading “Restrictions on US Ecology Stock Ownership and Purchase of Capital Stock by Non-U.S. Citizens under the US Ecology Amended Charter.”

Nasdaq Listing

Our common stock is listed on Nasdaq under the symbol “ECOL.”

Preferred Stock

Under the Amended Charter, our board of directors is authorized to issue up to 1,000,000 shares of preferred stock, par value $0.01 per share. We will also be able to issue, from time to time in one or more series, the terms of which may be determined at the time of issuance by our board of directors, without further action by stockholders, shares of preferred stock, and such shares may include voting rights, preferences as to dividends, liquidation and conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could adversely affect the rights of the holders of our common stock and, therefore, reduce the value of our common stock. The ability of our board of directors to issue preferred stock could discourage, delay or prevent a takeover or change in control. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of our common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Co. and its address and telephone number are 6201 15th Avenue, Brooklyn, NY 11219 and (800) 937-5449, respectively.

Delaware Law and Certain Amended Charter and Amended Bylaws Provisions

The provisions of Delaware law and of our Amended Charter and Amended Bylaws discussed below could discourage or make it more difficult to acquire control of the Company by means of a tender offer, open market purchases, a proxy contest or otherwise. Our board of directors believes that these charter provisions are appropriate to protect our interests and the interests of our stockholders. A summary of these provisions is set forth below. This summary does not purport to be complete and is qualified in its entirety by reference to the Delaware General Corporation Law (the “DGCL”), our Amended Charter and our Amended Bylaws.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.

Stockholders Rights Plan Policy

Stockholder rights plans can protect stockholders against abusive takeover tactics and ensure that each stockholder is treated fairly in an acquisition. Such plans have been effective in connection with bids for control of other companies in giving boards of directors’ time to evaluate offers, investigate alternatives and take steps necessary to maximize value to stockholders. In lieu of adopting a stockholder rights plan, our board of directors has instead adopted a policy with respect to the adoption of any stockholder rights plan for us in the future. Our policy, adopted in July 2012 is that we will adopt a stockholder rights plan only if, in the exercise of their fiduciary duties, a majority of the independent directors conclude that it would be in our best interests and those of the holders of the majority of the shares of our common stock. Our board believes that this policy addresses the legitimate concerns that stockholders have with the use of stockholder rights plans while maintaining its ability to act in the stockholders’ best interests and preserving our flexibility to react to unanticipated situations which may arise without notice.

Number of Directors; Removal; Filling Vacancies

Our Amended Charter and Amended Bylaws provide that our board of directors will consist of not less than five and not more than nine directors, the exact number to be fixed from time to time by resolution adopted by our directors. Further, subject to the rights of the holders of any series of our preferred stock, if any, our Amended Bylaws authorize our board of directors to elect additional directors under specified circumstances and fill any vacancies that occur in our board by reason of death, resignation, removal, or otherwise. A director so elected by our board to fill a vacancy or a newly created directorship holds office until the next election and until his successor is elected and qualified. Subject to the rights of the holders of any series of our preferred stock, if any, our Amended Bylaws also provide that directors may be removed with or without cause by the affirmative vote of holders of a majority of the combined voting power of the then outstanding stock of US Ecology, Inc.

Indemnification

We have included in our Amended Charter and Amended Bylaws provisions to eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL, and to indemnify our directors and officers to the fullest extent permitted by Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. These provisions may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and our stockholders. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

Restrictions on our Stock Ownership and Purchase of Capital Stock by Non-U.S. Citizens Under our Amended Charter

Certain of our operations are conducted in the U.S. coastwise trade and are governed by the Jones Act, which is principally contained in 46 U.S.C. Chapters 121, 505 and 551 and the related regulations. The Jones Act restricts the transportation of merchandise and passengers for hire by water or by land and water, either directly or via a foreign port between points in the United States and certain of its island territories and possessions, to U.S.-flag vessels that meet certain requirements, including that they are built in the United States, owned and controlled by U.S. Citizens (within the meaning of the Jones Act), and manned by predominantly U.S. Citizen crews. Should the Company fail to satisfy the requirements of the Jones Act to be a U.S. Citizen, the Company would be prohibited from operating its vessels in the U.S. coastwise trade during the period of such non-compliance. In addition, the Company could be subject to substantial fines and its vessels could be subject to seizure and forfeiture for violations of the Jones Act.

The following is a summary of the restrictions (the “Maritime Restrictions”) in Article Eighth of the Amended Charter. This summary is qualified in its entirety by reference to the full text of the Amended Charter.

General Restriction on Ownership of Shares by non-U.S. Citizens

In order to protect the Company’s eligibility as a U.S. Citizen, the Amended Charter restricts the record or beneficial ownership or control of shares of each class or series of our capital stock, which includes common stock, by non-U.S. Citizens to no more than 24% in the aggregate of the total issued and outstanding shares of such class or series. The Company refers to such percentage restriction on ownership by non-U.S. Citizens of any class or series of shares of US Ecology’s capital stock as the “Permitted Percentage” and any such shares owned by non-U.S. Citizens in excess of the Permitted Percentage as “Excess Shares.” The Amended Charter provides that a person will not be deemed to be the beneficial owner of shares of our capital stock, if our board of directors determines that such person is not the beneficial owner of such shares for the purposes of the Jones Act. All references to beneficial ownership of shares and the derivative phrases thereof in this summary of the Maritime Restrictions include record ownership of shares and the ability to control shares.

Restriction on Transfers of Excess Shares

The Maritime Restrictions provide that no shares of any class or series of the capital stock of the Company may be transferred to a non-U.S. Citizen or a holder of record that will hold such shares for or on behalf of a non-U.S. Citizen if, upon completion of such transfer, the number of shares of such class or series beneficially owned by all non-U.S. Citizens in the aggregate would exceed the Permitted Percentage for such class or series. Any transfer or purported transfer of beneficial ownership of any shares of any class or series of capital stock of the Company, the effect of which would be to cause one or more non-U.S. Citizens in the aggregate to beneficially own shares of any class or series of capital stock of the Company in excess of the Permitted Percentage for such class or series, shall, to the fullest extent permitted by law, be void ab initio and ineffective, and, to the extent that US Ecology or its transfer agent (if any) knows that such transfer or purported transfer would, if completed, be in violation of the restrictions on transfers to non-U.S. Citizens set forth in the Maritime Restrictions, neither the Company nor its transfer agent (if any) shall register such transfer or purported transfer on the stock transfer records of the Company and neither the Company nor its transfer agent (if any) shall recognize the transferee or purported transferee thereof as a stockholder of the Company for any purpose whatsoever (including for purposes of voting, dividends and other distributions) except to the extent necessary to effect any remedy available to the Company under the Maritime Restrictions. In no event shall any such registration or recognition make such transfer or purported transfer effective unless our board of directors (or any duly authorized committee thereof, or any officer of the Company who shall have been duly authorized by our board of directors or any such committee thereof) shall have expressly and specifically authorized the same.

In connection with any purported transfer of shares of any class or series of the capital stock of the Company, any transferee or proposed transferee of shares and, if such transferee or proposed transferee is acting as a fiduciary or nominee for a beneficial owner, such beneficial owner, may be required by the Company or its transfer agent to deliver (1) certification (which may include as part thereof a form of affidavit) upon which the Company and its transfer agent shall be entitled to rely conclusively stating whether such transferee or proposed or purported transferee or, if such transferee or proposed transferee is acting as custodian, nominee, purchaser representative or in any other capacity for a beneficial owner, whether such beneficial owner, is a U.S. Citizen, and (2) such other documentation and information concerning its citizenship under the Maritime Restrictions as the Company may request in its sole discretion. Registration and recognition of any transfer of shares may be denied by the Company upon refusal to furnish any of the foregoing citizenship certifications, documentation or information requested by the Company. Each proposed transferor of such shares shall reasonably cooperate with any requests from the Company to facilitate the transmission of requests for such citizenship certifications and such other documentation and information to the proposed transferee and such proposed transferee’s responses thereto.

Notwithstanding any of the Maritime Restrictions, the Company shall be entitled to rely, without limitation, on the stock transfer and other stockholder records of the Company (and its transfer agent) for the purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies, and otherwise conducting votes of stockholders.

Excess Shares

If on any date, including, without limitation, any record date (each, an “Excess Share Date”), the number of shares of any class or series of capital stock of the Company beneficially owned by all non-U.S. Citizens in the aggregate should exceed the Permitted Percentage with respect to such class or series of capital stock, irrespective of the date on which such event becomes known to the Company (such shares in excess of the Permitted Percentage, the “Excess Shares”), then the shares of such class or series of capital stock of the Company that constitute Excess Shares for purposes of the Maritime Restrictions shall be (1) those shares that have been acquired by or become beneficially owned by non-U.S. Citizens, starting with the most recent acquisition of beneficial ownership of such shares by a non-U.S. Citizen and including, in reverse chronological order of acquisition, all other acquisitions of beneficial ownership of such shares by non-U.S. Citizens from and after the acquisition of beneficial ownership of such shares by a non-U.S. Citizen that first caused such Permitted Percentage to be exceeded, or (2) those shares beneficially owned by non-U.S. Citizens that exceed the Permitted Percentage as the result of any repurchase or redemption by the Company of shares of its capital stock, starting with the most recent acquisition of beneficial ownership of such shares by a non-U.S. Citizen and going in reverse chronological order of acquisition; provided, however, that: (a) the Company shall have the power to determine, in its sole discretion, those shares of such class or series that constitute Excess Shares in accordance with the provisions of the Maritime Restrictions; (b) the Company may, in its sole discretion, rely on any documentation provided by non-U.S. Citizens with respect to the date and time of their acquisition of beneficial ownership of Excess Shares; (c) if the acquisition of beneficial ownership of more than one Excess Share occurs on the same date and the time of acquisition is not definitively established, then the order in which such acquisitions shall be deemed to have occurred on such date shall be determined by lot or by such other method as the Company may, in its sole discretion, deem appropriate; (d) Excess Shares that result from a determination that a beneficial owner has ceased to be a U.S. Citizen shall be deemed to have been acquired, for purposes of the Maritime Restrictions, as of the date that such beneficial owner ceased to be a U.S. Citizen; and (e) the Company may adjust upward to the nearest whole share the number of shares of such class or series deemed to be Excess Shares. Any determination made by the Company pursuant to the Maritime Restrictions as to which shares of any class or series of the Company’s capital stock constitute Excess Shares of such class or series shall be conclusive and shall be deemed effective as of the applicable Excess Share Date for such class or series.

Redemption of Excess Shares

To the extent that the above ownership and transfer restrictions would be ineffective for any reason, the Maritime Restrictions provide that, to prevent the percentage of aggregate shares of any class or series of the Company’s capital stock owned by non-U.S. Citizens from exceeding the Permitted Percentage, the Company, by action of our board of directors (or any duly authorized committee thereof), in its sole discretion, will have the power (but not the obligation) to redeem all or any number of such Excess Shares, unless such redemption is not permitted under applicable law.

Until such Excess Shares are redeemed or they are no longer Excess Shares, the holders of such shares will not be entitled to any voting rights with respect to such shares and the Company will pay any dividends or distributions with respect to such shares into a segregated account. Full voting, distribution and dividend rights will be restored to such Excess Shares (and any dividends or distributions paid into a segregated account will be paid to holders of record of such shares), promptly after the time and to the extent that such shares have ceased to be Excess Shares, unless such shares have already been redeemed by the Company.

If our board of directors (or any duly authorized committee thereof) determines to redeem Excess Shares, the per share redemption price (the “Redemption Price”) for each Excess Share shall be paid by the issuance of one Redemption Warrant (as defined below) for each Excess Share; provided, however, that if (1) the Company determines that a Redemption Warrant would be treated as capital stock under the Jones Act or (2) the Company is prevented from legally issuing Redemption Warrants under applicable law, then the Redemption Price shall be paid, as determined by our board of directors (or any duly authorized committee thereof) in its sole discretion, (a) in cash (by wire transfer or bank or cashier’s check), (b) by the issuance of Redemption Notes (as defined below), (c) by any combination of cash and Redemption Notes, or (d) by any other means authorized or permitted under the DGCL.

•                  “Redemption Warrants” means the warrants issued pursuant to the warrant agreement, dated as of November 1, 2019, between the Company and the warrant agent, with respect to the warrants entitling the holders thereof to purchase shares of our common stock with an exercise price per warrant equal to $0.01 per share of our common stock. A holder of Redemption Warrants (or its proposed or purported transferee) who cannot establish to the satisfaction of the Company that it is a U.S. Citizen shall not be permitted to exercise its Redemption Warrants if the shares issuable upon exercise would constitute Excess Shares if they were issued. Redemption Warrants shall not entitle the holder to have any rights or privileges of stockholders of the Company solely by virtue of such Redemption Warrants, including, without limitation, any rights to vote, to receive dividends or distributions, to exercise any preemptive rights, or to receive notices, in each case, as stockholders of the Company, until they exercise their Redemption Warrants and receive shares of our common stock.

•                  “Redemption Notes” means interest-bearing promissory notes of the Company with a maturity of not more than ten years from the date of issue and bearing interest at a fixed rate equal to the yield on the U.S. Treasury Note having a maturity comparable to the term of such Redemption Notes as published in The Wall Street Journal or comparable publication at the time of the issuance of the Redemption Notes. Such notes shall be governed by the terms of an indenture to be entered into by and between the Company and a trustee, as may be amended from time to time. Redemption Notes shall be redeemable at par plus accrued but unpaid interest.

With respect to the portion of the Redemption Price being paid in whole or in part by cash and/or by the issuance of Redemption Notes, such portion of the Redemption Price shall be an amount equal to, in the case of cash, or a principal amount equal to, in the case of Redemption Notes, the sum of (1) the fair market value of such Excess Share as of the date of redemption of such Excess Share plus (2) an amount equal to the amount of any dividend or any other distribution (upon liquidation or otherwise) declared in respect of such Excess Share prior to the date on which such Excess Share is called for redemption and which amount has been paid into a segregated account by the Company.

Written notice of the redemption of the Excess Shares containing the information set forth in the Maritime Restrictions, together with a letter of transmittal to accompany certificates, if any, representing the Excess Shares that have been called for redemption, shall be given either by hand delivery or by overnight courier service or by first-class mail, postage prepaid, to each holder of record of the Excess Shares to be redeemed, at such holder’s last known address as the same appears on the stock register of the Company (the “Redemption Notice”), unless such notice is waived in writing by any such holders.

The date on which the Excess Shares shall be redeemed (the “Redemption Date”) shall be the later of (1) the date specified in the Redemption Notice sent to the record holder of the Excess Shares (which shall not be earlier than the date of such notice), and (2) the date on which the Company has irrevocably deposited in trust with a paying agent or set aside for the benefit of such record holder consideration sufficient to pay the Redemption Price to such record holders of such Excess Shares in Redemption Warrants, cash and/or Redemption Notes.

Each Redemption Notice to each holder of record of the Excess Shares to be redeemed shall specify (1) the Redemption Date (as determined pursuant to the Maritime Restrictions), (2) the number and the class or series of shares of capital stock to be redeemed from such holder as Excess Shares (and, to the extent such Excess Shares are certificated, the certificate number(s) representing such Excess Shares), (3) the Redemption Price and the manner of payment thereof, (4) the place where certificates for such Excess Shares (if such Excess Shares are certificated) are to be surrendered for cancellation, (5) any instructions as to the endorsement or assignment for transfer of such certificates (if any) and the completion of the accompanying letter of transmittal, and (6) the fact that all right, title and interest in respect of the Excess Shares to be redeemed (including, without limitation, voting, dividend and distribution rights) shall cease and terminate on the Redemption Date, except for the right to receive the Redemption Price, without interest.

On and after the Redemption Date, all right, title and interest in respect of the Excess Shares selected for redemption (including, without limitation, voting and dividend and distribution rights) shall forthwith cease and terminate, such Excess Shares shall no longer be deemed to be outstanding shares for any purpose, including, without limitation, for purposes of voting or determining the total number of shares entitled to vote on any matter properly brought before the stockholders for a vote thereon or receiving any dividends or distributions (and may be either cancelled or held by the Company as treasury stock), and the holders of record of such Excess Shares shall thereafter be entitled only to receive the Redemption Price, without interest.

Upon surrender of the certificates (if any) for any Excess Shares so redeemed in accordance with the requirements of the Redemption Notice and the accompanying letter of transmittal (and otherwise in proper form for transfer as specified in the Redemption Notice), the holder of record of such Excess Shares shall be entitled to payment of the Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate (or certificates), to the extent such shares were certificated, shall be issued representing the shares not redeemed, without cost to the holder of record. On the Redemption Date, to the extent that dividends or other distributions (upon liquidation or otherwise) with respect to the Excess Shares selected for redemption were paid into a segregated account, then, to the fullest extent permitted by applicable law, such amounts shall be released to the Company upon the completion of such redemption.

Nothing in the Maritime Restrictions will prevent the recipient of a Redemption Notice from transferring its shares before the Redemption Date if such transfer is otherwise permitted under the Maritime Restrictions and applicable law and the recipient provides notice of such proposed transfer to the Company along with the documentation and information required under the Maritime Restrictions establishing that such proposed transferee is a U.S. Citizen to the satisfaction of the Company in its sole discretion before the Redemption Date. If such conditions are met, our board of directors (or any duly authorized committee thereof) will withdraw the Redemption Notice related to such shares, but otherwise the redemption thereof will proceed on the Redemption Date in accordance with the Maritime Restrictions and the Redemption Notice.

Permitted Actions by the Company to Enforce the Maritime Restrictions

The Company has the power to determine the citizenship of the beneficial owners and the transferees or proposed transferees (and, if such transferees or proposed transferees are acting as fiduciaries or nominees for any beneficial owners, the citizenship of such beneficial owners) of any class or series of the Company’s capital stock and to require confirmation from time to time of the citizenship of the beneficial owners of any shares of its capital stock. As a condition to acquiring and having beneficial ownership of any shares of its capital stock, every beneficial owner of the Company’s shares must comply with certain provisions in the Maritime Restrictions concerning citizenship, which are summarized below. The Company has the right under the Maritime Restrictions to require additional reasonable proof of the citizenship of beneficial owners, transferees or proposed transferees (and any beneficial owners for whom such transferees or proposed transferees are acting as fiduciaries or nominees) of any shares of its capital stock, and the determination of the Company at any time as to the citizenship of such persons is conclusive.

The Maritime Restrictions require that promptly upon a beneficial owner’s acquisition of beneficial ownership of 5% or more of the outstanding shares of any class or series of capital stock of the Company, and at such other times as the Company may determine by written notice to such beneficial owner, such beneficial owner must provide to the Company a written statement or an affidavit, as specified by the Company, stating the name and address of such beneficial owner, the number of shares of each class or series of capital stock of the Company beneficially owned by such beneficial owner as of a recent date, the legal structure of such beneficial owner, a statement as to whether such beneficial owner is a U.S. Citizen, and such other information and documents required by the U.S. Coast Guard or the U.S. Maritime Administration under the Jones Act, including 46 C.F.R. part 355. In addition, under the Maritime Restrictions, a beneficial owner is required to provide such a written statement or affidavit when the Company determines, in its sole discretion, that the citizenship status of such beneficial owner may have changed or that it is necessary under the Jones Act for the Company to confirm the Company’s citizenship status.

Under the Maritime Restrictions, when a beneficial owner of any shares of the Company’s capital stock ceases to be a U.S. Citizen, such beneficial owner is required to provide to the Company, as promptly as practicable but in no event less than five business days after the date such beneficial owner becomes aware that it is no longer a U.S. Citizen, a written statement, stating the name and address of such beneficial owner, the number of shares of each class or series of its capital stock beneficially owned by such beneficial owner as of a recent date, the legal structure of such beneficial owner, and a statement as to such change in status of such beneficial owner to a non-U.S. Citizen.

The Maritime Restrictions require that, promptly after becoming a beneficial owner, every beneficial owner must provide, or authorize such beneficial owner’s broker, dealer, custodian, depositary, nominee or similar agent with respect to the shares of each class or series of the Company’s capital stock beneficially owned by such beneficial owner to provide, to the Company such beneficial owner’s address. A beneficial owner of the Company’s capital stock is also required by the Maritime Restrictions to provide promptly upon request the Company with a written statement or an affidavit, as specified by the Company, stating the name and address of such beneficial owner, together with reasonable documentation of the date and time of such beneficial owner’s acquisition of beneficial ownership of the shares of any class or series of capital stock of the Company specified by the Company in its request.

In the event that the Company requests the documentation described above and a beneficial owner fails to provide it by the specified date, the Maritime Restrictions provide for the suspension of the voting rights of such beneficial owner’s shares of the Company’s capital stock and for the payment of dividends and distributions (upon liquidation or otherwise) with respect to those shares into a segregated account until the requested documentation is submitted in form and substance reasonably satisfactory to the Company (subject to the other Maritime Restrictions). In addition, the Company, upon approval by our board of directors (or any duly authorized committee thereof) in its sole discretion, has the power to treat such beneficial owner as a non-U.S. Citizen unless and until the Company receives the requested documentation confirming that such beneficial owner is a U.S. Citizen.

In the event that the Company requests a transferee or proposed transferee (and, if such transferee or proposed transferee is acting as a fiduciary or nominee for a beneficial owner, such beneficial owner) of, shares of any class or series of the Company’s capital stock to provide the documentation described above, and such person fails to submit it in form and substance reasonably satisfactory to the Company by the specified date, the Company, acting through our board of directors (or any duly authorized committee thereof, or any officer of the Company who shall have been duly authorized by our board of directors or any such committee thereof), will have the power, in its sole discretion, to refuse to accept any application to transfer ownership of such shares

(if any) or to register such shares on the stock transfer records of the Company and may prohibit and/or void such transfer, including by placing a stop order with the Company’s transfer agent, until such requested documentation is submitted and the Company is satisfied that the proposed transfer of shares will not result in Excess Shares.

Certificates representing shares of any class or series of the Company’s capital stock will bear legends concerning the Maritime Restrictions. Within a reasonable time after the issuance or transfer of uncertificated shares of the Company’s capital stock, the Company will give notice, in writing or by electronic transmission, of the Maritime Restrictions.

Maritime Restrictions Severable

The Maritime Restrictions are intended to be severable. If any one or more of the Maritime Restrictions is held to be invalid, illegal or unenforceable, the Amended Charter provides that the validity, legality or enforceability of any other provision will not be affected.

Summary of Requirements to be a U.S. Citizen

The following is a summary of the requirements to be a U.S. Citizen within the meaning of the Jones Act. Each holder and potential purchaser of our stock should consult its own counsel as to whether it is a U.S. Citizen or a non-U.S. Citizen before purchasing our stock. The Jones Act specifies that ownership of at least 75% of the equity interest by U.S. Citizens means ownership free from any trust or fiduciary obligations in favor of, or any agreement, arrangement or understanding or other means by which more than 25% of the voting power or control of the corporation may be exercised directly or indirectly by or on behalf of, non-U.S. Citizens. In addition, these citizenship requirements apply at each tier in the Company’s ownership chain, which means that they must be satisfied by each person that contributes to the Company’s eligibility as a U.S. Citizen, and each person that contributes to the eligibility of such other person as a U.S. Citizen at each tier of ownership. For entities of a kind not described below, citizenship requirements may vary.

•                  A natural person is a U.S. Citizen if he or she was born in the United States, born abroad to U.S. Citizen parents, naturalized, naturalized during minority through the naturalization of a parent, or as otherwise authorized by law.

•                  A partnership is deemed a U.S. Citizen if such holder is (1) organized under the laws of the United States or a state, (2) each general partner is a U.S. Citizen, and (3) at least 75% of the ownership and voting power of each class or series of the partnership interests is owned and controlled by U.S. Citizens.

•                  A member-managed limited liability company is deemed a U.S. Citizen if such holder is (1) organized under the laws of the United States or a state, (2) each member of the limited liability company is a U.S. Citizen, and (3) at least 75% of the ownership and voting power of each class or series of the limited liability company interests is owned and controlled by U.S. Citizens.

•                  A manager-managed limited liability company is deemed a U.S. Citizen if such holder is (1) organized under the laws of the United States or a state, (2) each manager is a U.S. Citizen within the meaning of the Jones Act, (3) the chief executive officer, by whatever title, and the chairman of the board of directors (or equivalent body) of the limited liability company are U.S. Citizens, (4) not more than a minority of the number of the directors (or equivalent office) necessary to constitute a quorum of the board of directors (or equivalent body) of the limited liability company are non-U.S. Citizens, and (5) at least 75% of the ownership and voting power of each class or series of the limited liability company interests is owned and controlled by U.S. Citizens.

•                  A corporation is deemed a U.S. Citizen if such holder is (1) organized under the laws of the United States or a state, (2) the chief executive officer, by whatever title, and the chairman of the board of directors of the corporation are U.S. Citizens, (3) not more than a minority of the number of the directors necessary to constitute a quorum of the board of directors of the corporation are non-U.S. Citizens, and (4) at least 75% of the ownership and voting power of each class or series of the corporation’s stock is owned and controlled by U.S. Citizens.

•                  A trust is deemed to be a U.S. Citizen if it (1) is organized under the laws of the United States or a state, (2) each trustee is a U.S. Citizen, (3) each beneficiary with an enforceable interest in the trust is a U.S. Citizen, and (4) at least 75% of the equity interest in the trust is owned and controlled by U.S. Citizens.

If the Company should fail to comply with the above described ownership requirements, the Company’s vessels could lose their ability to engage in U.S. coastwise trade. To assist the Company with compliance with these requirements, the Amended Charter:

•                  limits ownership by non-U.S. Citizens of any class or series of our capital stock (including our common stock) to 24%;

•                  permits the Company to withhold dividends and suspend voting rights with respect to any shares held by non-U.S. Citizens above 24%;

•                  permits the Company to establish and maintain a dual share system under which different forms of certificates (in the case of certificated shares) and different book entries (in the case of uncertificated shares) are used to reflect whether the owner is or is not a U.S. Citizen;

•                  permits the Company to redeem any shares held by non-U.S. Citizens so that the Company’s non-U.S. Citizen ownership is no greater than 24%; and

•                  permits the Company to take measures to ascertain ownership of our stock.

All potential investors will be required to certify to the Company if it is a U.S. Citizen before investing in our common stock. If you or a proposed transferee cannot or do not make such certification, or a sale of stock to you or a transfer of your stock would result in the ownership by non-U.S. Citizens of 24% or more of our common stock, such person may not be allowed to purchase or transfer our common stock, or such purchase or transfer may be reversed or the shares so purchased or transferred may be redeemed under the Amended Charter. All certificates representing the shares of our common stock will bear legends referring to the foregoing restrictions. Within a reasonable time after the issuance or transfer of uncertificated shares of our capital stock, the Company will give notice, in writing or by electronic transmission, of the Maritime Restrictions.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon for us by Dechert LLP, Philadelphia, Pennsylvania. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from US Ecology, Inc.’s Annual Report on Form 10-K and the effectiveness of US Ecology Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so included and incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2019 and 2018, June 30, 2019 and 2018 and September 30, 2019 and 2018 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019, June 30, 2019 and September 30, 2019 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The audited consolidated financial statements of NRCG incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited financial statements of SES Hold Co, LLC, not separately presented in this prospectus, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, whose report thereon is incorporated by reference. The audited financial statements of NRCG to the extent they relate to SES Hold Co, LLC, have been incorporated by reference in reliance on the report of such independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy and information statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding the Company. The address of the SEC website is http://www.sec.gov. We maintain a website at www.usecology.com. Information contained on our website is not incorporated into this prospectus and you should not consider information contained on our website to be part of this prospectus or any prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information. Any information so updated and superseded shall not be deemed, except as so updated and superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended (the “Exchange Act”), prior to the termination of the offering. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus:

1.                                      Predecessor US Ecology’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on February 28, 2019 (File 000-11688);

2.                                      our and Predecessor US Ecology’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2019, filed on May 6, 2019 (File No. 000-11688), for the fiscal quarter ended June 30, 2019, filed on August 5, 2019 (File No. 000-11688) and for the fiscal quarter ended September 30, 2019, filed on November 4, 2019 (File No. 001-39120);

3.                                      our and Predecessor US Ecology’s Current Reports on Form 8-K filed on May 24, 2019, June 24, 2019 (two filings), July 22, 2019, August 9, 2019, October 16, 2019, November 1, 2019, November 7, 2019 and November 21, 2019 (in each case, excluding any information deemed furnished under Item 2.02 or Item 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein);

4.                                      the description of our common stock contained in our Registration Statement on Form S-4 initially filed on August 1, 2019 (File No. 333-232930), including any amendment or report filed for the purpose of updating such description;

5.                                      NRCG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on March 25, 2019 (File 000-38119); and

6.                                      NRCG’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2019 filed on May 7, 2019 (File No. 001-38119), the fiscal quarter ended June 30, 2019 filed on August 7, 2019 (File No. 001-38119) and the fiscal quarter ended September 30, 2019, filed on November 12, 2019 (File No. 001-38119).

We make available, free of charge, through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

US Ecology, Inc.

101 S. Capitol Blvd., Suite 1000

Boise, ID 83702

Attention: Corporate Secretary

(208) 331-8400

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated fees and expenses of the issuance and distribution of the securities registered under this registration statement, other than any underwriting discounts and commissions.

SEC registration fee	$40,847.51
Federal and state taxes and fees		(1)
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Transfer agent and registrar fees and expenses		(1)
Stock exchange listing fees		(1)
Printing and engraving expenses		(1)
Miscellaneous expenses		(1)

Total		$(1)

(1)         These fees will be dependent on the number and amount of offerings under this registration statement and, therefore, cannot be estimated at this time. In accordance with Rule 430B, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

Item 15. Indemnification of Directors and Officers

Section 145 of DGCL sets forth the circumstances in which a Delaware corporation is permitted and/or required to indemnify its directors and officers. The DGCL permits a corporation to indemnify its directors and officers in certain proceedings if the director or officer has complied with the standard of conduct set out in the DGCL. The standard of conduct requires that the director or officer must have acted in good faith, in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to matters in a criminal proceeding, the director or officer must have had no reason to believe that his or her conduct was unlawful. With respect to suits by or in the right of the corporation, the DGCL permits indemnification of directors and officers if the person meets the standard of conduct, except that it precludes indemnification of directors and officers who are adjudged liable to the corporation, unless the Court of Chancery or the court in which the corporation’s action or suit was brought determines that the director or officer is fairly and reasonably entitled to indemnity for expenses. To the extent that a present or former director or officer of the corporation is successful on the merits or otherwise in his or her defense of a proceeding, the corporation is required to indemnify the director or officer against reasonable expenses incurred in defending himself or herself. The rights provided in Section 145 of the DGCL are not exclusive, and the corporation may also provide for indemnification under bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Article Seventh of the Amended Charter provides that the Company shall indemnify and hold harmless to the fullest extent authorized by the DGCL each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director and/or officer of the Company, or is or was serving (during his or her tenure as director and/or officer) at the request of the Company, any other corporation, partnership, joint venture, trust or other enterprise in any capacity, whether the basis of such Proceeding is an alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding. The Company’s Amended Charter also provides that such director or officer shall have the right to be paid by the Company for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of any such Proceeding will be made only upon receipt by the Company of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under the Company’s Amended Charter or otherwise. Additionally, as permitted by Section 102(b)(7) of the DGCL, the Company’s Amended Charter provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Company or is stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit. The Company’s Amended Charter further provides that the Company (i) may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of law; and (ii) may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

In addition, the Company currently maintains liability insurance for its directors and officers insuring them against certain liabilities asserted against them in their capacities as directors or officers or arising out of such status.

Please read “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

Item 16. Exhibits

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to one of our prior filing under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Document
2.1*

Agreement and Plan of Merger, dated June 23, 2019, by and among US Ecology, Inc. (formerly known as US Ecology Parent, Inc.), NRC Group Holdings Corp., US Ecology Holdings, Inc. (formerly known as US Ecology, Inc.), ECOL Merger Sub, Inc. and Rooster Merger Sub, Inc. filed as Exhibit 2.1 to the Registrant’s Form S-4 initially filed on August 1, 2019).

4.1*

Amended and Restated Certificate of Incorporation of US Ecology, Inc. filed with the Secretary of State of Delaware on November 1, 2019 (filed as Exhibit 3.1 to the Registrant’s Form 8-K filed on November 1, 2019).

4.2*	Amended and Restated Bylaws of US Ecology, Inc. effective as of November 1, 2019 (filed as Exhibit 3.2 to the Registrant’s Form 8-K filed on November 1, 2019).
4.4*

Registration Rights Agreement, dated June 23, 2019, by and among US Ecology, Inc. (formerly known as US Ecology Parent, Inc.), US Ecology Holdings, Inc. (formerly known as US Ecology, Inc.), JFL-NRC-SES Partners, LLC, JFL-NRCG Holdings III, LLC and JFL-NRCG Holdings IV, LLC (filed as Exhibit 10.3 to the Registrant’s Form S-4 initially filed on August 1, 2019).

4.5*

Investor Agreement, dated June 23, 2019, by and among US Ecology, Inc. (formerly known as US Ecology Parent, Inc.), US Ecology Holdings, Inc. (formerly known as US Ecology, Inc.), JFL-NRC-SES Partners, LLC, JFL-NRCG Holdings III, LLC, JFL-NRCG Holdings IV, LLC and solely with respect to Section 4 thereof, NRC Group Holdings Corp. (filed as Exhibit 10.2 to the Registrant’s Form S-4 initially filed on August 1, 2019).

5.1	Opinion of Dechert LLP.
15.1	Letter re: Unaudited Interim Financial Statements.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Grant Thornton LLP.
23.3	Consent of PricewaterhouseCoopers LLP.
23.4	Consent of Dechert LLP (included in its Opinion filed as Exhibit 5.1 hereto).
24.1	Power of Attorney (included on signature pages to this registration statement).
99.1	Unaudited Pro Forma Combined Financial Statements for the period ended September 30, 2019.

*	Previously filed.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or date of the first sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was a part of this registration statement or made in any such document immediately prior to such effective date.

(5)           That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)           That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on the 6th day of January, 2020.

US Ecology, Inc.

By:	/s/ Jeffrey R. Feeler
Jeffrey R. Feeler
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey R. Feeler and Eric L. Gerratt, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey R. Feeler	President and Chief Executive Officer	January 6, 2020
Jeffrey R. Feeler	(Principal Executive Officer)

/s/ Eric L. Gerratt	Executive Vice President, Chief Financial Officer and Treasurer	January 6, 2020
Eric L. Gerratt	(Principal Financial and Accounting Officer)

/s/ Joe F. Colvin	Director	January 6, 2020
Joe F. Colvin

/s/ Katina Dorton	Director	January 6, 2020
Katina Dorton

/s/ Glenn A. Eisenberg	Director	January 6, 2020
Glenn A. Eisenberg

/s/ Daniel Fox	Director	January 6, 2020
Daniel Fox

/s/ Ronald C. Keating	Director	January 6, 2020
Ronald C. Keating

/s/ Stephen A. Romano	Director	January 6, 2020
Stephen A. Romano

/s/ John T. Sahlberg	Director	January 6, 2020
John T. Sahlberg

/s/ Melanie Steiner	Director	January 6, 2020
Melanie Steiner